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                                                                  Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of The Williams Companies, Inc. for the exchange of 2,500,000 shares of its $3.50 series cumulative convertible preferred stock and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                        /s/ ERNST & YOUNG LLP
                                        ----------------------------
                                        Ernst & Young LLP

Tulsa, Oklahoma
August 25, 1995